UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2013

__________CHINA ENERGY CORPORATION__________

(Exact name of registrant as specified in its charter)

Nevada	000-52409	98-0522950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 57 Xinhua East Street Hohhot, Inner Mongolia, People’s Republic of China		010010
(Address of principal executive offices)		(Zip Code)
86-471-466-8870
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

On February 20, 2013, the Company filed a Schedule 13E-3 with the Securities and Exchange Commission as part of a process to permit the Company to terminate operating as a “reporting company” under the Securities Exchange Act of 1934. The Company’s Board of Directors and stockholders holding in excess of 63.9% of the issued and outstanding common stock of the Company have voted in favor of a reverse stock split of one share for each 12,000,000 shares of the Company’s common stock presently issued and outstanding, with a cash payment of $0.14 per pre-split share to those stockholders who own of record or beneficially fewer than 12,000,000 pre-split shares of the Company’s common stock. This process is expected to reduce the number of record stockholders in the Company to one. An Information Statement setting forth this transaction will be made available to all stockholders. No proxies are being solicited in connection with this transaction since requisite stockholder approval has been obtained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY CORPORATION

Date: February 21, 2013	By:	/s/ Wenxiang Ding
	Name:	Wenxiang Ding
	Title:	Chief Executive Officer

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